UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 9, 2005 (June 6, 2005)

NATIONAL INTERSTATE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	000-51130	34-1607394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3250 Interstate Drive

Richfield, Ohio 44286-9000

(Address of principal executive offices including Zip Code)

(330) 659-8900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM	5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On June 6, 2005 National Interstate Corporation (the “Company”) appointed Paul F. Haffner, Vice President and General Counsel of the Company. The Company also appointed Mary M. Kapferer the Principal Accounting Officer of the Company on June 6, 2005.

Mr. Haffner, age 36, comes to the Company from Great American Insurance Company (“Great American”) where he served as Divisional Assistant Vice President and Senior Corporate Counsel from March 2000 through May 2005. Mr. Haffner began his legal career in September 1994 as an associate in the corporate and securities department of Thompson Hine LLP. The Company is an independently operated subsidiary of Great American, a property-casualty insurance subsidiary of American Financial Group, Inc.

Ms. Kapferer, age 39, joined the Company in April 2005 as an Assistant Vice President and Chief Accounting Officer. Ms. Kapferer comes to the Company from Charter One Bank where she served as a Senior Vice President, Chief Internal Auditor from April 2002 to April 2005. Prior to serving as Chief Internal Auditor, Ms. Kapferer served as a senior member of Charter One’s Accounting Department, most recently serving as Assistant Controller from September 1993 to March 2002.

The Company has not entered into employment agreements with either Mr. Haffner or Ms. Kapferer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Interstate Corporation

By:	/s/ Gary N. Monda
Gary N. Monda
Vice President and Chief Financial Officer

Date: June 9, 2005